Exhibit 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

To the Board of Directors of
Barnabus Enterprises Ltd.

We consent to the use in this Amendment No. 1 to Form SB-2 Registration Statement of our reports dated July 2, 2002 related to the financial statements for the year ended May 31, 2002, and for the report dated October 30, 2002 related to the financial statements for the period from June 1, 2002 to September 30, 2002, of Barnabus Enterprises Ltd., and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ "Dale, Matheson, Carr-Hilton"

DALE, MATHESON, CARR-HILTON
CHARTERED ACCOUNTANTS
Vancouver, B.C.

November 8, 2002